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                                                                     EXHIBIT (L)



    (SULLIVAN AND CROMWELL LLP)                  125 BROAD STREET
                                              NEW YORK, NY 10004-2498
                                              ----------------------
     Telephone: 1-212-558-4000
     Facsimile: 1-212-558-3588      Los Angeles - Palo Alto - Washington, D.C.
          WWW.SULLCROM.COM                  Frankfurt - London - Paris
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                                                               February 13, 2004



Central Europe and Russia Fund, Inc.,
      345 Park Avenue,
            New York, New York  10154.

Dear Sirs:

      In connection with the registration under the Securities Act of 1933 (the "Act") of 2,555,677 shares (the "Securities") of Common Stock, par value $.001 per share, of The Central Europe and Russia Fund, Inc., a Maryland corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the terms of the sale of the Securities have been duly established in conformity with the Company's articles of incorporation, and the Securities have been duly issued and sold as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

      The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
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Central Europe & Russian Fund, Inc.                                          -2-


      We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Shares" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,



                                          /s/Sullivan & Cromwell LLP